Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$257,318
Unrealized Gain (Loss) on Market Value of Futures	(453,950)
Dividend Income	255
Interest Income	153
Total Income (Loss)	$(196,224)

Expenses
Professional Fees	$15,660
General Partner Management Fees	11,162
Prepaid Insurance Expense	262
Non-interested Directors' Fees and Expenses	230
NYMEX License Fee	223
Brokerage Commissions	219
Total Expenses	27,756
Expense Waiver	(13,733)
Net Expenses	$14,023
Net Income (Loss)	$(210,247)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/14	$17,817,941
Net Income (Loss)	(210,247)

Net Asset Value End of Month	$17,607,694
Net Asset Value Per Share (900,000 Shares)	$19.56

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612